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                                  EXHIBIT 11(a)

                       Consent of Coopers & Lybrand L.L.P.
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                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the inclusion in this Post-Effective Amendment No. 18 to the Registration Statement on Form N-1A (File Nos. 33-21660 and 811-5551) of the AmSouth Mutual Funds of our report dated September 22, 1995 on our audits of the financial statements of the Prime Obligations Fund, the U.S. Treasury Fund, the Tax Exempt Fund, the Bond Fund, the Limited Maturity Fund, the Government Income Fund, the Florida Tax-Free Fund, the Equity Fund, the Regional Equity Fund and the Balanced Fund constituting the AmSouth Mutual Funds as of July 31, 1995 and for the periods then ended referred to in our report included in the Statement of Additional Information. We also consent to the references to our firm under the caption "Financial Highlights" in the prospectus and under the caption "Auditors" in the Statement of Additional Information of the AmSouth Mutual Funds in Post-Effective Amendment No 18 to the Registration Statement on Form N-1A (File Nos. 33-21660 and 811-5551).

                                                 Coopers & Lybrand L.L.P.

Columbus, Ohio
January 26, 1996